UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 24, 2009 (March 18, 2009)

Date of Report (Date of earliest event reported)

________________________

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1789 Chaussee de Wavre, 1160 Brussels Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2009, the Board of Directors of WABCO Holdings Inc. (the “Company”) appointed Mr. Jacques Esculier, the Company’s Chief Executive Officer, Chairman of the Board, effective immediately after the Company’s 2009 Annual Shareholders Meeting on May 28, 2009.

In addition, assuming he is re-elected for a new term at the 2009 Annual Shareholders Meeting, the Board appointed the current Chairman, Mr. James Hardymon, to the position of Lead Director. Mr. Hardymon will preside at all meetings of the Company’s non-management directors and assume such other responsibilities customarily associated with this position.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Report to the extent described in Item 5.02.

99.1

Press release issued by WABCO Holdings Inc. on March 24, 2009 to announce the appointment of Mr. Jacques Esculier to the position of Chairman of the Board and Mr. James Hardymon to the position of Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2009

WABCO HOLDINGS INC.

By:	/s/ Alfred Farha
Name: Alfred Farha
Title: Chief Legal Officer and Secretary